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                                                                    EXHIBIT 99.4


PERSONAL AND CONFIDENTIAL
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June 18, 1998

Board of Directors
CapStar Hotel Company
1010 Wisconsin Avenue, N.W.
Suite 650
Washington, D.C. 20007

Re:      Registration Statement (File No. 333-49611) of
         American General Hospitality Corporation:

Gentlemen:

Reference is made to our opinion letter dated March 15, 1998 with respect to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the "Shares"), of CapStar Hotel Company (the "Company"), of the exchange ratio of 1.0 share of common stock, par value $0.01 per share, of the surviving corporation pursuant to the merger of the Company with and into American General Hospitality Corporation ("American General") to be received for each Share, pursuant to the Agreement and Plan of Merger, dated as of March 15, 1998, by and between the Company, CapStar Management Company, L.P. and CapStar Management Company II, L.P., on the one hand, and American General and American General Hospitality Operating Partnership, L.P., on the other hand.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary - The Opinions of Financial Advisors - Opinions of Financial Advisors to CapStar", "The Merger-Background," and "The Merger - Opinion of Financial Advisors to CapStar" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the
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CapStar Hotel Company
June 18, 1998
Page Two

above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)